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                                                                    EXHIBIT 23.2

                           CONSENT OF COMPANY COUNSEL

    I hereby consent to the reference to Company counsel in the "Commitments and Contingencies" note to the financial statements in the Company's 1996 Annual Report to shareowners and incorporated in the Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030,
33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365,
33-53367, 333-02783, 333-02961 and 333-02963) and on Form S-3 (No. 33-60189).
In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    /S/ R. WILLIAM IDE III

                                    R. WILLIAM IDE III
                                    General Counsel
                                    Monsanto Company

Saint Louis, Missouri
March 24, 1997

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